THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of September 2, 2015, by and between ARE-SD REGION NO. 32, LLC, a Delaware limited liability company (“Landlord”), and ILLUMINA, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are now parties to that certain Amended and Restated Lease Agreement dated as of March 27, 2012, as amended by that certain First Amendment to Lease dated as of May 23, 2013, as further amended by that certain Amended and Restated Second Amendment to Lease dated as of March 12, 2015, and as further amended by that certain letter agreement dated March 12, 2015 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 792,687 rentable square feet (“Premises”) located at 5200 Illumina Way, San Diego, California (“Project”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.     Landlord and Tenant desire to document in this Third Amendment the terms and conditions upon which Landlord has consented to Tenant’s construction of the parking structure at the Project as more particularly described in Exhibit A attached hereto (the “P1 Parking Structure”).
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Construction of P1 Parking Structure. Landlord consented to Tenant’s request for Tenant to construct at the Project, at Tenant’s sole cost and expense, the P1 Parking Structure in a good and workman like manner, lien free and in compliance with all Legal Requirements. Tenant was required to and represents and warrants to Landlord that Tenant named Landlord a third party beneficiary of the contracts entered into with architect, general contractor and subcontractors, and of any warranty made by any the architect, general contractor or any subcontractors in connection with the construction of the P1 Parking Structure.

2.
No Removal. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no obligation or right to remove the P1 Parking Structure, and Tenant shall be required, at Tenant’s sole cost and expense, to maintain the P1 Parking Structure at all times in good condition and repair (including repairing any construction defects) during the Term.

3.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction, other than Cushman & Wakefield. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Tenant shall be responsible for all commissions, if any, due to Cushman & Wakefield arising out of the execution of this Third Amendment.

4.
Disclosure. For purposes of Section 1938 of the California Civil Code, as of the date of this Amendment, Tenant acknowledges having been advised by Landlord that the Project has not been inspected by a certified access specialist.

5.	Miscellaneous.
a.This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
c.This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

d.Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.
[Signatures are on the next page.]
IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.
TENANT:
ILLUMINA, INC.,
a Delaware corporation
By:
Its:

LANDLORD:
ARE-SD REGION NO. 32, LLC,
a Delaware limited liability company
By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner
By:
Its: